EXHIBIT 10.2
Execution Copy
AMENDMENT NO. 4 AND CONSENT
AMENDMENT NO. 4 AND CONSENT (this "Amendment and Consent"), dated as of July 14, 2016, among CINEDIGM CORP., a Delaware corporation (the "Borrower"), the Lenders party hereto, and SOCIÉTÉ GÉNÉRALE, as administrative agent (the "Administrative Agent") under the Credit Agreement referred to below.

The Borrower, certain Lenders, the Administrative Agent and CIT Bank, N.A. (formerly known as OneWest Bank N.A. which is the successor in interest to OneWest Bank, FSB), as Collateral Agent, entered into the Second Amended and Restated Credit Agreement, dated as of April 29, 2015 (as amended, amended and restated, supplemented or otherwise modified before the date hereof, the "Credit Agreement").

The Borrower desires to incur subordinated Indebtedness under a Second Lien Loan Agreement, dated as of the date hereof (the "Second Lien Loan Agreement"), with the lenders party thereto (the "Second Lien Lenders") and Cortland Capital Market Services LLC, as the Agent (the "Second Lien Agent"), and secure the Indebtedness under the Second Lien Loan Agreement with second priority Liens on the Collateral.

The Borrower has requested that the Lenders (i) consent, on the terms set forth herein, to the Borrower's entry into the Second Lien Loan Agreement and the grant of subordinated Liens on the Collateral to the lenders under the Second Lien Loan Agreement, and (ii) amend the Credit Agreement as set forth herein.
The Lenders are willing to consent to the incurrence of the subordinated Indebtedness and the grant of the subordinated Liens on the Collateral and to amend the Credit Agreement on the terms and conditions set forth herein.
In consideration of the mutual covenants set forth in this Amendment and Consent, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:
SECTION 1. Capitalized Terms; Other Definitional Provisions.  Capitalized terms used and not otherwise defined herein shall for purposes of this Amendment and Consent have the respective meanings given to them in the Credit Agreement.  The rules of interpretation set forth in Section 1.5 of the Credit Agreement shall be incorporated herein mutatis mutandis.
SECTION 2. Amendments.  Upon the effectiveness of this Amendment and Consent as provided in Section 8 hereof:
(a)	Section 1.1 of the Credit Agreement is amended as follows:
(i)	the definition of "Amended and Restated Security Agreement" is amended and restated as follows:
""Amended and Restated Security Agreement" means the Second Amended and Restated Security Agreement, dated as of the Amendment No. 4

Effective Date, among the Borrower, certain subsidiaries of the Borrower and the Collateral Agent, in form and substance satisfactory to the Administrative Agent."
(ii)	the definition of "Applicable Margin" is amended and restated as follows:
""Applicable Margin" means (a) in respect of any Revolving Loan that is a Eurodollar Rate Loan, 4.5% per annum; and (b) in respect of any Revolving Loan that is a Base Rate Loan, 3.5% per annum."
(iii)
the definition of "Consolidated Total Debt" is amended by inserting in the first parenthetical phrase immediately after "including the Mezzanine Financing" "and the Indebtedness under the Second Lien Loan Agreement".

(iv)	the definition of "Group Member" is amended and restated as follows:
""Group Members" means, collectively, the Loan Parties and, whether or not it is a Subsidiary Guarantor, Con TV, LLC."
(v)	the definition of "Subsidiary Guarantor" is amended and restated as follows:
""Subsidiary Guarantor" means ADM Cinema Corporation (d/b/a the Pavilion Theatre); Vistachiara Productions Inc. (d/b/a The Bigger Picture); Vistachiara Entertainment, Inc.; Cinedigm Entertainment Corp.; Cinedigm Entertainment Holdings, LLC; NewCo; Docurama, LLC; Dove Family Channel, LLC; Cinedigm OTT Holdings, LLC; Cinedigm Productions, LLC; and each other Person that enters into any Guaranty Obligation with respect to any Obligation of any Loan Party."
(vi)	the following new definitions are inserted in the appropriate alphabetical order:
"Amendment No. 4 Effective Date" means the "Effective Date" as such term is defined in Amendment No. 4 and Consent, dated as of July 14, 2016, among the Borrower, the Lenders party thereto, and the Administrative Agent.
"OTT Entity" means each of Con TV, LLC, Docurama, LLC, Dove Family Channel, LLC, Cinedigm OTT Holdings, LLC, Cinedigm Productions, LLC and each of their Subsidiaries.
"Second Lien Loan Agreement" means the Second Lien Loan Agreement, dated as of July 14, 2016, among the Borrower, Cortland Capital Market Services LLC, as the Agent, and the lenders from time to time party thereto.

"Second Lien Loan Documents" means the "Loan Documents" as defined in the Second Lien Loan Agreement.

(b)	A new Section 2.7(c) is inserted immediately following Section 2.7(b) as follows:
"(c) Notwithstanding anything to the contrary in this Section 2.7, no assets of Con TV, LLC shall be included in the Revolving Borrowing Base unless Con TV, LLC is a Subsidiary Guarantor."
(c)	Section 2.9 of the Credit Agreement is amended by:
(i)	amending and restating clause (b) as follows:
"(b) Debt Issuances. Within one Business Day of receipt by any Loan Party of Net Cash Proceeds from the incurrence by any Group Member of Indebtedness for borrowed money or obligations evidenced by notes, bonds, debentures or similar instruments (other than any such Indebtedness permitted under any of clauses (a) through (h) of Section 7.1), the Borrower shall in each case pay or cause to be paid to the Administrative Agent a prepayment of the outstanding amount of the Revolving Loans equal to 50% of such Net Cash Proceeds in accordance with Section 2.13(b)(ii), together with all accrued and unpaid interest on the amount of the Revolving Loans being so prepaid."
(ii)	inserting the following new clauses (g) and (h) immediately following clause (f):
"(g) Debt Service Reserve Account.  Notwithstanding anything to the contrary herein and without limitation of the Collateral Agent's rights and remedies under the Security Documents, the Borrower (i) authorizes the Collateral Agent and the Administrative Agent to apply all amounts on deposit in the Debt Service Reserve Account on or at any time after the Amendment No. 4 Effective Date in reduction of the outstanding  principal amount of the Revolving Loans and permanent reduction of the aggregate Commitments in an equivalent amount, and (ii) shall pay to the Administrative Agent simultaneously with such prepayment all accrued and unpaid interest on the amount of the Revolving Loans so prepaid.
(h) OTT Entities.  Within ten calendar days of receipt by any Group Member of Net Cash Proceeds arising from (i) any Sale by a Group Member of Stock of, or Stock Equivalents relating to, any other Group Member or Subsidiary of a Group Member, (ii) any issuance of Stock or Stock Equivalents by a Group Member or any Subsidiary of a Group Member, or (iii) any Investment by any Person (other than another Group Member) in any Group Member or Subsidiary of a Group Member, the Borrower shall pay or cause to be paid to the Administrative Agent a prepayment of the outstanding principal amount of the Revolving Loans  equal to 50% of such Net Cash Proceeds, in accordance with Section 2.13(b)(ii), together with all accrued and unpaid interest on the amount of the Revolving Loans being so prepaid."

(d)	Section 5.1 is amended and restated as follows:
"Minimum Liquidity. The Borrower shall maintain (a) at all times from July 15, 2016 through June 30, 2017, an aggregate amount of Minimum Liquidity of at least $800,000, and (b) at all times after June 30, 2017, at least $5,000,000 in Minimum Liquidity."
(e)	Section 6.1(l) of the Credit Agreement is amended by amending and restating clause (i) as follows:
"(i) On the 15th day of each calendar month, the Borrower shall provide (x) a ninety (90) day cash flow forecast as of the end of the immediately preceding month (which forecast shall include a good faith projection of all weekly cash receipts and disbursements in connection with the operation of its and its Subsidiaries' business during such ninety (90) day period) provided that, at all times where the Borrower's Minimum Liquidity is less than $10,000,000, then on the 15th day of each calendar month (or if such day is not a Business Day, the immediately preceding Business Day) (delivered contemporaneously with the relevant Revolving Borrowing Base Certificate and certified by the president or chief financial officer of the Borrower), a detailed statement of the Group Members' projected cash flows for the next succeeding 13 weeks as of the end of the preceding month and (y) beginning on July 15, 2016, a rolling operating budget and cash flow forecast for the OTT Entities on a combined basis, in form and substance reasonably acceptable to the Administrative Agent and the Required Lenders, which shall reflect the OTT Entities' good faith projection of all monthly cash receipts and disbursements in connection with the operation of its and its Subsidiaries' business during each month remaining in the then current fiscal year of the OTT Entities as of the end of the preceding month, including but not limited to, collections, payroll, capital expenditures and other major cash outlays, as such budget and forecast may be updated from time to time."
(f)	Section 6.23 of the Credit Agreement is amended and restated as follows:
"6.23  [Reserved]."
(g)	Section 7.1 of the Credit Agreement is amended by amending and restating clauses (g) and (h) as follows:
"(g) (i) mezzanine Indebtedness under the notes issued under the Securities Purchase Agreements, dated October 17, 2013 and October 21, 2013, respectively, between the Borrower and each investor party thereto for which the annual cash interest payable is no greater than $400,000 and (ii) the Convertible Notes, in each case, together with any Permitted Refinancing thereof, provided, that the aggregate outstanding principal amount of such mezzanine Indebtedness and the Convertible Notes does not exceed $69,000,000 at any time;

(h) Indebtedness under the Second Lien Loan Agreement, together with any Permitted Refinancing thereof, in an outstanding principal amount not to exceed $15,000,000 at any time (excluding, to the extent such amounts accrue at a rate of less than or equal to 5.25% (as such rate may be increased with the prior written consent of the First Lien Agent), the aggregate PIK Amounts added to the outstanding principal amount of the outstanding loans under the Second Lien Loan Agreement); and"
(h)
Section 7.2 of the Credit Agreement is amended by (i) deleting "and" after the semicolon in clause (d), deleting the period at the end of clause (e) and inserting "; and" in lieu thereof and (iii) inserting a new clause (f) immediately following clause (e) as follows:

"(e) Liens created pursuant to any Second Lien Loan Document so long as such Liens are subordinated in all respects to the Liens of the Collateral Agent in accordance with the Intercreditor Agreement."
(i)	Clause (c) of Section 7.5 of the Credit Agreement is hereby amended and restated as follows:
"(c) the redemption, purchase or other acquisition by the Borrower of its common Stock; provided, however, that the amount of such Restricted Payments shall not exceed $3,000,000 in the aggregate; provided, however, that no such Restricted Payments may be made prior to July 1, 2017."
(j)	The last sentence of Section 7.11 of the Credit Agreement is amended and restated as follows:
"Except for any such waivers, modifications or amendments permitted under the Intercreditor Agreement, no Group Member shall waive or otherwise modify in any material respect any term (or permit or consent to the waiver of modification of any material term) of, the Convertible Notes Documents or the Second Lien Loan Documents without the prior consent of the Administrative Agent (it being understood that the approval of Required Lenders shall be necessary for amendments that are materially adverse to the interest of the Lenders)."
SECTION 3. Letters of Credit.  Notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document and regardless of the existence and availability of any unused Commitments, the Borrower hereby agrees and acknowledges that neither the Issuing Bank nor any Lender shall have any obligation to issue any Letter of Credit on and after the date hereof.
SECTION 4. Consent.  Effective upon the Effective Date, the Lenders consent to the Borrower and the other Group Members entering into (i) the Second Lien Loan Documents in form and substance acceptable to the Administrative Agent and the Required Lenders, and (ii) subject to the Intercreditor Agreement, all other instruments, agreements and other documents, in form and substance acceptable to the Administrative Agent and the Required Lenders, to be delivered by the Borrower and the other Group Members in accordance with the terms and conditions of the Second Lien Loan Documents, including any such agreements, instruments or documents described in clauses (i) and (ii) to which an Affiliate of a Group Member is a party.

SECTION 5. Continuing Effectiveness.  Except as expressly provided in this Amendment and Consent, all of the terms and conditions of the Credit Agreement remain in full force and effect and are hereby ratified and confirmed.  Nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
SECTION 6. Representations and Warranties; Covenants.
(a)
The Borrower represents and warrants that (i) this Amendment and Consent has been duly authorized, executed and delivered by it and this Amendment and Consent and the Credit Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their terms, (ii) after giving effect to this Amendment and Consent, no Default or Event of Default will exist; and (iii) the representations and warranties contained in this Amendment and Consent and in the Loan Documents, other than those expressly made as of a specific date, are true and correct in all material respects as if made on the date hereof.

(b)
As of the date hereof, the aggregate outstanding principal amount of the Obligations is $16,183,230.  The obligation of the Borrower to repay the Loans and satisfy the Obligations, together with all interest and fees accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Obligations.

(c)
Promptly after the Effective Date, the Borrower shall immediately commence the process of marketing and selling the Stock of the OTT Entities (as defined in Section 2(a)(iv) hereof) (the "Sale Transaction") pursuant to the following timeline:

(i)	On or before July 15, 2016, the Borrower shall select a financial advisor reasonably acceptable to the Administrative Agent and the Required Lenders to assist the Buyer with the Sales Transaction and shall notify the Administrative Agent and the Lenders of its selection in writing.
(ii)	On or before July 31, 2016, the Borrower shall engage the selected financial advisor on terms and conditions reasonably acceptable to the Administrative Agent and the Required Lenders.
(iii)
On or prior to  September 15, 2016, the Borrower shall deliver to the Administrative Agent and the Lenders (i) a form confidentiality agreement for distribution to potential buyers (the "NDA"), and (ii) a draft marketing document for distribution to potential buyers which provides a brief overview of the OTT Entities and their businesses, the planned process and timeline for the sale process, and the contact information for representatives of the financial advisor (the "Teaser"); in each case in form and substance reasonably acceptable to the Administrative Agent and the Required Lenders.
(iv)
On or before September 30, 2016, the Borrower or its financial advisor shall have distributed the NDA and Teaser to potential buyers and opened and populated a virtual data room (the "VDR") with documents and other information typically provided by sellers to prospective purchasers of similar assets for purposes of their due diligence.  Potential buyers that have executed NDAs, the Borrower, the Administrative Agent, the Lenders and the professionals of each of the foregoing parties shall have access to the VDR.

(v)
On or before October 15, 2016, the Borrower's financial advisor shall have solicited from potential buyers non-binding indications of interest for the Sale Transaction, including estimated purchase price, and any requisite financing plans and contingencies (the "Indications of Interest"), and shall promptly deliver to the Administrative Agent any such Indications of Interest submitted by a potential purchaser (an "Interested Party").

(vi)
On or before November 1, 2016, the Borrower shall have solicited final bid letters and proposed purchase agreements and any requisite financing commitment materials (collectively, the "Second Round Bid Package") from those Interested Parties that the Borrower's financial advisor judges to be most promising to serve as a purchaser, and the Borrower shall promptly deliver copies to the Administrative Agent of any such Second Round Bid Packages received.

(vii)
The Borrower and the applicable Group Members shall use commercially reasonable efforts to (x) enter into a binding agreement with respect to a Sales Transaction, on terms and conditions in form and substance reasonably acceptable to the Administrative Agent and the Required Lenders, on or before December 1, 2016 and (y) subject to applicable law, consummate such Sales Transaction as soon as practicable after entering into such bringing agreement.

(d)
The Borrower and the other Group Members shall use commercially reasonable efforts to cause the full outstanding amount of the Obligations to be refinanced or otherwise repaid in full on or before September 30, 2016.

(e)
On or before November 15, 2016, the Borrower shall take all such actions as are necessary to cause a reduction of the operating costs and expenses of the Group Members of at least $1,500,000 on an annualized basis (including any reductions realized as a result of a sale of all of the Stock of an OTT Entity on or before such date so long as the Borrower provides the Administrative Agent with written evidence of the amount of such reductions in form and substance reasonably acceptable to the Administrative Agent).

(f)
Except as otherwise required to be delivered on or before the Effective Date in accordance with Section 8, the Borrower shall use commercially reasonable efforts to deliver to the Administrative Agent within 30 days after the Effective Date, Security Documents (or, if applicable, amendments or supplements to any existing Security Documents) executed by the Borrower and the other Group Members in favor of the Collateral Agent granting the Collateral Agent a first priority Lien on all personal property of the Group Members (other than the personal property described in clauses (w), (x) and (z) of the last paragraph of Section 2 of the Security Agreement), provided, that, without limitation of the foregoing, if at any time after the date hereof, the applicable Group Members obtain all requisite consents and approvals to (i) grant the Collateral Agent a first priority Lien on all personal property of Con TV, LLC, and (ii) provide a guaranty of the Obligations by Con TV, LLC, the applicable Group Members shall promptly deliver to the Administrative Agent (1) Security Documents (or, if applicable, amendments or supplements to any existing Security Documents) executed by the applicable Group Members in favor of the Collateral Agent granting the Collateral Agent a first priority Lien on all personal property of Con TV, LLC (other than the personal property described in clauses (w), (x) and (z) of the last paragraph of Section 2 of the Security Agreement), and (2) a guaranty, in form and substance acceptable to the Administrative Agent, or a joinder to the Guaranty executed by Con TV, LLC.

SECTION 7. Reaffirmation of Liens.  The Borrower, as Grantor (as defined in the Security Agreement), hereby (a) ratifies and reaffirms each grant of security interests and liens in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to, and its obligations under, the Security Agreement and the other Security Documents and (b) acknowledges that the Collateral Agent has valid security interests in the Collateral (including the Concentration Account, the Cinedigm Lockbox Accounts, the Debt Service Reserve Account and the Operating Accounts) having the priority and being perfected in each case to the extent required in the Security Agreement, the other Security Documents or the Credit Agreement.
SECTION 8. Effectiveness of Amendment and Consent.  This Amendment shall become effective upon the first date upon which each of the following conditions precedent have been satisfied (such date, the "Effective Date"):
(a)	the Administrative Agent shall have received:
(i)	counterparts of this Amendment and Consent duly executed by the Borrower, each Guarantor (as defined in the Guaranty Agreement), the Administrative Agent and each of the Lenders;
(ii)
counterparts of the Second Amended and Restated Security Agreement, dated as of the date hereof, among the Borrower, certain subsidiaries of the Borrower and the Collateral Agent, in form and substance satisfactory to the Administrative Agent;

(iii)
counterparts of an intercreditor agreement (the "Intercreditor Agreement") in form and substance acceptable to the Administrative Agent and the Required Lenders, duly executed by the Administrative Agent and the

Second Lien Agent and acknowledged and agreed to by the  Borrower, each Guarantor (as defined in the Guaranty Agreement);
(iv)
a pledge agreement, in form and substance acceptable to the Administrative Agent, duly executed by each OTT Entity and each owner of the Stock of each OTT Entity (other than Con TV, LLC), together with UCC-1 financing statements and any other documents, agreements or instruments necessary to create a first priority, perfected Lien on the Stock of each OTT Entity in each case to the extent required in the Security Documents or the Credit Agreement (provided that only the Stock of Con TV, LLC that is owned by a Loan Party is required to be pledged);

(v)	a joinder to the Guaranty executed by each OTT Entity (other than Con TV, LLC);
(vi)
a certificate of the Secretary or Assistant Secretary or other officer of each OTT Entity certifying (1) that attached thereto is a true and complete copy of the bylaws, certificate of formation, limited liability agreement or other equivalent organizational documents of such OTT Entity as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (2) below, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors, Board of Managers or other governing authority of such OTT Entity authorizing the execution, delivery and performance of the Security Documents to which such OTT Entity is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (3) that attached thereto is a true and complete copy of the certificate of formation or other organizational documents of such OTT Entity as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (2) above, and (4) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such OTT Party;

(vii)
such favorable opinions of counsel to the Group Members and the OTT Entities as the Administrative Agent may request, including, without limitation, in relation to the enforceability of the Security Documents to be delivered under Sections 8(iii) and (v) hereof and the perfection of the security interests granted thereunder;

(viii)	a perfection certificate executed by an officer of each Group Member and OTT Entity in form and substance acceptable to Administrative Agent;
(ix)
all appropriate evidence required by the Administrative Agent in its sole discretion necessary to determine that the Collateral Agent, for the benefit of the Lenders, has a first priority, perfected Lien on all Stock and personal property of the OTT Entities (other than Con TV, LLC), including, without limitation, (i) lien, tax and judgment searches conducted on the OTT Entities reflecting no Liens other than Permitted Liens, and (ii) lien releases with respect to any Stock or personal property of the OTT Entities currently subject to a Lien other than Permitted Liens;
(b)
the Borrower shall have paid to the Administrative Agent, for the ratable benefit of the Lenders, a consent fee equal to 0.50% of the aggregate Commitments as of  the Effective Date, which fee shall be fully earned and nonrefundable when paid; and

(c)
 the Borrower shall have paid to the Administrative Agent an amount equal to all reasonable out-of-pocket expenses incurred by the Agents in connection with this Amendment and Consent, including the fees, charges and disbursements of counsel and consultants.

SECTION 9. Release of Claims.  Each of the Borrower and each of its Subsidiaries hereby acknowledge and agree that it does not have any defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of liability of the Borrower to repay the Lenders as provided in the Loan Documents or to seek affirmative relief or damages of any kind or nature from any Agent, any Lender or any Secured Hedging Counterparty.  Each of the Borrower and each of its Subsidiaries hereby voluntarily and knowingly releases and forever discharges the Agents, the Lenders, the Secured Hedging Counterparties and each Agent's, each Lender's and each Secured Hedging Counterparty's predecessors, agents, employees, successors and assigns, from all possible claims, demands, actions, causes of action, damages, costs, or expenses, and liabilities whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, originating in whole or in part on or before the date this Amendment and Consent is fully executed, which any of the Borrower or its Subsidiaries may now or hereafter have against any Agent, any Lender or any Secured Hedging Counterparty in their capacities as such, and any Agent's, any Lender's or any Secured Hedging Counterparty's predecessors, agents, employees, successors and assigns, if any, in their capacities as such, and irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, including, without limitation, the exercise of any rights and remedies under the  Loan Documents, and negotiation and execution of this Amendment and Consent.
SECTION 10. Governing Law; Miscellaneous.  This Amendment and Consent and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.  The provisions of Sections 10.14 and 10.15 of the Credit Agreement shall be incorporated herein mutatis mutandis.
SECTION 11. Severability.  Any provision of this Amendment and Consent being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Amendment and Consent or any part of such provision in any other jurisdiction.
SECTION 12. Headings.  The captions and section headings appearing in this Amendment and Consent are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment and Consent.
SECTION 13. Counterparts.  This Amendment and Consent may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Amendment and Consent may execute this Amendment and Consent by signing any such counterpart.
SECTION 14. Loan Document.  This Amendment and Consent is a Loan Document. On and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment and Consent.
SECTION 15. Concerning the Agents.  Neither Agent assumes any responsibility for the correctness of the recitals contained herein, and the Agents shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and Consent and make no representation with respect thereto.  In entering into this Amendment and Consent, the Agents shall be entitled to the benefit of every provision of the Credit Agreement relating to, without limitation, the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the Agents.
SECTION 16. Intercreditor Agreement.  Notwithstanding any term to the contrary herein, if and to the extent any provisions of this Amendment and Consent conflict with the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Amendment and Consent has been executed as of the day and year first above written.
CINEDIGM CORP.,
as Borrower

By:	/s/ Christopher J. McGurk
Name:	Christopher J. McGurk
Title:	Chief Executive Officer

[Signature Page to Amendment No. 4 and Consent]

SOCIÉTÉ GÉNÉRALE, as Administrative Agent

By:	/s/ Elaine Khalil
Name:	Elaine Khalil
Title:	Managing Director

[Signature Page to Amendment No. 4 and Consent]

SOCIÉTÉ GÉNÉRALE, as Lender

By:	/s/ Elaine Khalil
Name:	Elaine Khalil
Title:	Managing Director

CIT BANK N.A., as Lender

By:	/s/ Andrew Giangrave
Name:	Andrew Giangrave
Title:	Managing Director

SUNTRUST BANK, as Lender

By:	/s/ William W. Teegarden
Name:	William W. Teegarden
Title:	Senior Vice President

[Signature Page to Amendment No. 4 and Consent]

CONSENT, AGREEMENT AND AFFIRMATION
Each of the undersigned Guarantors hereby consents and agrees to the terms and conditions of' the foregoing Amendment No. 4 and Consent dated as of July 14, 2016 (the "Amendment") and to the documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with the Amendment and agrees particularly to be bound thereby to the same extent as if the undersigned were a party to the Amendment.  Each of the undersigned Guarantors hereby reaffirms its obligations, representations, warranties and covenants under the Guaranty Agreement of the guaranty of the obligations of the Borrower to the Lenders under or in connection with the Credit Agreement, as amended.  Each of the undersigned hereby agrees that it shall execute each additional Loan Document as may be required by the Lenders in connection with the Amendment.
ADM CINEMA CORPORATION

By:	/s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Secretary, General Counsel

VISTACHIARA PRODUCTIONS, INC.

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

VISTACHIARA ENTERTAINMENT, INC.

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

CINEDIGM ENTERTAINMENT CORP.

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer
[Signature Page to Amendment No. 4 and Consent]

CINEDIGM ENTERTAINMENT HOLDINGS, LLC

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

CINEDIGM HOME ENTERTAINMENT, LLC

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

[Signature Page to Amendment No. 4 and Consent]